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                                                                   EXHIBIT 10.12

                            [TRANSGENOMIC LETTERHEAD]

                                            February 18, 2000

Mr. Gregory J. Duman
17540 Bay Wood Circle
Omaha, NE  68130

Dear Greg:

                  From time to time we have discussed with our officers and directors the substantial increase in corporate litigation which can subject officers and directors to expensive litigation risks and large claims for damages. We have also discussed the uncertainties involved in obtaining and maintaining directors' and officers' liability insurance on a reasonable basis and the limited scope of the coverage of such insurance as can be obtained.

                  You have informed us that you are concerned about the level of protection available to you as an officer or director of Transgenomic, Inc., a Delaware corporation ("Transgenomic") in the present legal climate, and we understand that your willingness to continue to serve as an officer or director of Transgenomic depends upon, among other things, assurance of adequate protection on a long-term basis. You have also informed us that you know of no pending or threatened claim against you relating to Transgenomic.

                  In order to attract and retain your services as an officer or Director of Transgenomic, Transgenomic has agreed to indemnify you to the fullest extent of its authority to do so, subject to the limitations set forth herein. This letter agreement ("Agreement") is intended to set forth our agreement with respect to your right to indemnification by Transgenomic.

                  Transgenomic and you (the "Indemnitee") hereby agree as follows:

                  1. INDEMNIFICATION. Transgenomic shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, for actions performed by or inaction on the part of Indemnitee with respect to occurrences taking place when or by reason of the fact that (i) Indemnitee is or was a director, officer, employee or agent of Transgenomic, or any subsidiary of Transgenomic, (ii) Indemnitee is or was serving at the request of Transgenomic as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) Indemnitee is or was serving at the request of Transgenomic in any capacity with respect to any employee benefit plan, against any "Loss or Expense" (as hereinafter defined). As used in this


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Agreement Loss and Expense shall mean all (x) expenses (including attorney's fees), (y) judgments, fines, penalties, and (z) losses, claims, damages or liabilities, including without limitation amounts paid in settlement (but only if such settlement is approved in advance in writing by Transgenomic, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding. Notwithstanding the foregoing, no indemnification shall be paid under this Agreement with respect to claims involving acts or omissions as to which Indemnitee is finally adjudicated (by court order or judgment from which no right of appeal exists) not to have acted in good faith in the reasonable belief that Indemnitee's action was in (or not opposed to) the best interests of Transgenomic or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  2. NO EMPLOYMENT AGREEMENT. In consideration of the protection afforded by this Agreement, Indemnitee agrees not to resign voluntarily from the position now held by him with Transgenomic without first giving to Transgenomic not less than three weeks' written notice of his intention to resign. Nothing contained in this Agreement is intended to create or shall create in Indemnitee any right to employment (in the case of a director) or continued employment (in the case of an employee).

                  3. EXPENSES; INDEMNIFICATION PROCEDURE.

                     (a) ADVANCEMENT OF EXPENSES. Transgenomic shall advance all expenses reasonably incurred by Indemnitee in connection with the defense of any threatened or actual civil or criminal action or proceeding described in Section 1 hereof. If Indemnitee shall be adjudicated by a court order or judgment from which no right of appeal exists to be not entitled to indemnification by Transgenomic as authorized hereby, Indemnitee hereby undertakes to promptly repay all such amounts advanced by Transgenomic. The advances to be made hereunder shall be paid by Transgenomic to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to Transgenomic. If for any reason the Indemnitee is not an employee of Transgenomic at the time of any activities performed by the Indemnitee in connection with the defense of any civil or criminal action or proceeding described in Section 1 hereof, Transgenomic shall compensate the Indemnitee on the basis of $500 per day (or portion thereof) spent by the Indemnitee on behalf of such activities at the request of Transgenomic, and reimburse the Indemnitee for all related and reasonable out-of-pocket expenses, such compensation and expense reimbursement to be advanced in the manner set forth in Section 3(c) .

                     (b) NOTICE; COOPERATION BY INDEMNITEE. Indemnitee shall give Transgenomic prompt notice of the commencement of any action or proceeding, or the threat thereof against Indemnitee, for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give Transgenomic such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Transgenomic shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.


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                     (c) PROCEDURE.

                         (1) Any amounts  payable by  Transgenomic  pursuant to
the indemnification provided for in Section 1 shall be paid no later than twenty
(20) days after receipt of the written request of Indemnitee. If a claim is brought by Indemnitee under this Agreement, under any statute, or under any provision of Transgenomic's Charter or By-laws, as amended or restated from time to time (the "By-laws"), which provision provides for indemnification, and if such claim is not paid in full by Transgenomic within twenty (20) days after a written request by Indemnitee for payment thereof was first received by Transgenomic, Indemnitee may, but need not, at any time thereafter bring an action against Transgenomic to recover the unpaid amount of the claim and, subject to Section 18 of this Agreement, Indemnitee shall also be entitled to be reimbursed for the expense (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for Transgenomic to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on Transgenomic, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense shall be finally adjudicated by court order or judgment from which no further right of appeal exists.

                         (2) If Transgenomic refuses or rejects Indemnitee's
claim for indemnification hereunder, and in the event the Indemnitee shall thereafter seek judicial enforcement of this Agreement, neither the failure of Transgenomic (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by Transgenomic (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

                  4. NOTICE TO INSURERS. If, at the time of the receipt of a notice of a prospective claim pursuant to Section 3(b) hereof, Transgenomic has in effect any insurance, including, without limitation, director and officer liability insurance, which may provide for payment of or reimbursement for such claim, Transgenomic shall give prompt notice of the assertion of such claim to each issuer of such insurance in accordance with the procedures set forth in the respective policies. Transgenomic shall thereafter (if it is appropriate to do so pursuant to the terms of the applicable insurance policy) take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  5. PRIMARY INDEMNITY. Transgenomic's obligation to provide indemnification to the Indemnitee under this Agreement is intended to be the Indemnitee's primary source of indemnification for the expenses and other liabilities payable to Indemnitee hereunder, notwithstanding the fact that Indemnitee may provide services to Transgenomic at the request or direction of any other person or entity and may be entitled to indemnification from, or to the proceeds of insurance purchased and maintained for Indemnitee's benefit by, such other person or entity; it being understood, however, that nothing contained in this subsection shall be

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deemed to enlarge the scope of Transgenomic's obligation to provide indemnification as provided elsewhere herein.

                  6. SELECTION OF COUNSEL. In the event Transgenomic shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding or threatened proceeding against Indemnitee, Transgenomic shall be entitled to participate in such proceeding and, to the extent it shall wish, to assume the defense of such proceeding, with counsel chosen by Transgenomic and approved by Indemnitee, which approval shall not be unreasonably withheld. Upon the delivery to Indemnitee of written notice of its election to assume such defense, approval of such counsel by Indemnitee and retention of such counsel by Transgenomic, Transgenomic will not be liable to Indemnitee under this Agreement for any fees of counsel or other expenses subsequently incurred by Indemnitee in connection with the defense of the same proceeding, except for fees and expenses incurred by Indemnitee as a consequence of Indemnitee's obligation to cooperate with Transgenomic in the defense of such matters (as set forth in Section 3 hereof). Notwithstanding the foregoing, the reasonable fees and expenses of Indemnitee's counsel shall be paid by Transgenomic if (i) the employment of counsel by Indemnitee has been previously authorized by Transgenomic, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Transgenomic and Indemnitee in the conduct of such defense or that such counsel and Indemnitee have fundamental and material disagreements as to the proper method of managing the litigation, or (iii) Transgenomic shall not, in fact, have employed counsel to assume the defense of such proceeding. Indemnitee shall have the right to employ his own counsel in any such proceeding at Indemnitee's expense.

                  7. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

                     (a) SCOPE. Notwithstanding any other provision of this Agreement, Transgenomic hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law with respect to any claim, action or proceeding described in Section 1 hereof, whether or not such indemnification is specifically authorized by the other provisions of this Agreement, Transgenomic's Charter or By-laws, or by other statutes. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation such as Transgenomic to indemnify a member of its board of directors or an officer, such changes shall, without any further action by Transgenomic, be included within the scope of the indemnification provided to Indemnitee by, and Transgenomic's obligations under, this Agreement. In the event of any change in any applicable law, statute or rule that limits or restricts the right of Transgenomic to indemnify a member of its Board of Directors or an officer, such changes shall have no effect on this Agreement or the parties' rights and obligations hereunder, except to the extent specifically required by such law, statute or rule to be applied to this Agreement.

                     (b) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under Transgenomic's Charter or By-laws, any agreement, any vote of disinterested directors, applicable law, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity at the time of commencement of any claim or action for which indemnification is requested.

                  8. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by Transgenomic for some or a portion of the expenses,

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judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, Transgenomic shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

                  9. MUTUAL ACKNOWLEDGMENT. Both Transgenomic and Indemnitee acknowledge that in certain instances, applicable law or applicable public policy could be construed to prohibit Transgenomic from indemnifying its directors and officers under this Agreement or otherwise. Nothing in this Agreement is intended to require or shall be construed as requiring Transgenomic to do or fail to do any act in violation of any applicable law. Transgenomic's inability, as a result of a binding order of any court of competent jurisdiction, to perform its obligations under this Agreement shall not constitute a breach of this Agreement and Transgenomic's compliance with any such order shall constitute compliance with this Agreement.

                  10. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Transgenomic shall, from time to time, make the good faith determination whether or not it is practicable for Transgenomic to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of Transgenomic with coverage for losses from wrongful acts, or to ensure Transgenomic's performance of its indemnification obligations under this Agreement. Among other matters, Transgenomic may consider the costs of obtaining such insurance coverage, the protection afforded by such coverage and the restrictions or other terms required by such insurance. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of Transgenomic's directors, if Indemnitee is a director, or of Transgenomic's officers, if Indemnitee is not a director of Transgenomic but is an officer, or of Transgenomic's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, Transgenomic shall have no obligation to obtain or maintain such insurance if Transgenomic determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of Transgenomic.

                  11. SEVERABILITY. The provisions of this Agreement shall be severable as provided in this Section 11. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Transgenomic shall nevertheless indemnify Indemnitee to the greatest extent permitted by any applicable law or any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                  12. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, Transgenomic shall not be obligated pursuant to the terms of this Agreement:

                      (a) EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director or officer may not be relieved of liability under applicable Delaware law; or

                      (b) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by


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Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law and (ii) declaratory judgment or similar proceedings brought to obtain a judicial interpretation of an applicable statute or regulation, provided that such indemnification or advancement of expenses may be provided by Transgenomic in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

                      (c) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                      (d) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been reimbursed directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by Transgenomic.

                  13. SALE OF ASSETS. If Transgenomic is merged into or consolidated with another corporation and Transgenomic is not the surviving corporation, or if substantially all of the assets of Transgenomic are acquired by any other corporation, or in the event of any other similar reorganization involving Transgenomic, Transgenomic shall to the extent possible cause the acquiring corporation to assume the obligations of Transgenomic under this Agreement with respect to Indemnitee.

                  14. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the date set forth on the first page hereof and shall continue in effect from through the time period described in Section 15 hereof. In addition this Agreement shall also apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a director, officer, employee or other agent of Transgenomic, or was serving at the request of Transgenomic as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or in any other capacity set forth in Section 1 above, at the time such act or omission occurred.

                  15. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten years after Indemnitee has ceased to serve in any of the capacities set forth in Section 1 above; and (b) the final termination of all pending or threatened actions, suits, proceedings or investigations to which Indemnitee may be subject by reason of his service in any such capacity. The indemnification provided under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director, officer, employee or agent of Transgenomic.

                  16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

                  17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Transgenomic and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's spouse, estate, heirs and legal representatives.

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                  18. ATTORNEYS' FEES. In the event that any action is
instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of Transgenomic under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such was made in bad faith or was frivolous.

                  19. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the first page of this Agreement, or as subsequently modified by written notice. Notice to Transgenomic shall be directed to the Company at its main office in Omaha or such other address as Transgenomic shall designate in writing to Indemnitee. Notice to the Indemnitee shall be directed to the Indemnitee at the address shown on the first page of this Agreement (or such other address as the Indemnitee shall designate in writing to Transgenomic).

                  20. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

                  If the foregoing correctly sets forth our understanding, I would appreciate your executing the enclosed counterpart of this agreement and returning it to me. Upon your signature this letter agreement shall constitute a binding agreement, executed under seal.

                                          Very truly yours,

                                          TRANSGENOMIC, INC.

                                          By: /s/ Collin J. D'Silva
                                              ----------------------------------
                                              Collin J. D'Silva

AGREED TO AND ACCEPTED:
INDEMNITEE:

/s/ Gregory J. Duman
---------------------------------
Gregory J. Duman